Exhibit 10.2

ALPHAEON CORPORATION

STOCK OPTION AGREEMENT

The Board of Directors of Alphaeon Corporation, a Delaware corporation (the “Company”), has approved a grant to «Name», an individual (the “Optionee”), of an option (the “Option”) to purchase shares of Class A Common Stock of the Company (the “Shares”) pursuant to the Company’s 2013 Stock Incentive Plan (the “Plan”) and this Stock Option Agreement (the “Option Agreement”), as follows:

Optionee:	«Name»
Grant Date:	«Grant_Date»
Total Number of Shares:	«Number_of_Options»
Exercise Price Per Share:	«Exercise_Price»
Type of Option (check one):	[ ] Incentive Option	[ ] Nonqualified Option
Vesting Commencement Date:	«Vesting_Commencement_Date»
Vesting Schedule:	«Vesting_Schedule»
Term of Option:	The Option will expire ten (10) years from the Grant Date, unless terminated earlier as provided in the Option Agreement.

By their signatures below, the Company and the Optionee agree that the Option is subject to this Option Agreement, including the Additional Terms and Conditions (the “Terms”) attached hereto and incorporated herein as part of this Option Agreement, and the provisions of the Plan.  In the event there is a conflict or inconsistency between any provision in this Option Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used in this Option Agreement that are not otherwise defined herein shall have the same meanings as defined in the Plan.  The Optionee acknowledges receipt of copies of both this Option Agreement (including the Terms) and the Plan, and hereby accepts the Option subject to all of their terms and conditions.

OPTIONEE: «Name»	COMPANY: Alphaeon Corporation

Signature

By:
Date	Name:
Title:

Address	Address:

Attachments:  Additional Terms and Conditions; Summary of Federal Income Tax Consequences Relating to Stock Options; Notice of Exercise of Stock Option and Investment Representations; and the Plan.

Additional Terms and Conditions

The terms and conditions set forth below constitute part of the Stock Option Agreement to which they are attached, and references herein to the “Option Agreement” include both documents as one agreement.

1.Grant of Option.  The Company has granted to the Optionee an Option to purchase all or any portion of the number of Shares at the exercise price per share (the “Exercise Price”) stated on the first page of this Option Agreement.  If the box marked “Incentive Option” on the first page hereof is checked, then this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of l986, as amended (the “Code”).  If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked “Nonqualified Option” on the first page hereof is checked, then this Option shall to that extent constitute a nonqualified stock option.  Without limiting the generality of the preceding sentence, if the box marked “Incentive Option” on the first page hereof is checked, then, to the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Shares with respect to which incentive stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and its Affiliated Companies) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as non-qualified stock Options.

2.Vesting of Option.  The right to exercise this Option shall vest and become exercisable according to the Vesting Schedule set forth on the first page of this Option Agreement.  No additional Shares shall vest after the date of termination of Optionee’s “Continuous Service” (as defined below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of Shares that have vested as of the date of termination of Optionee’s Continuous Service.

For purposes of this Option Agreement, the term “Continuous Service” means (a) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (not including Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (b) service as a member of the Board until Optionee resigns, is removed from office, or Optionee’s term of office expires and he or she is not reelected, or (c) so long as Optionee is engaged as a Consultant or other Service Provider.

3.Term of Option.  The right of the Optionee to exercise this Option shall terminate upon the first to occur of the following:

(a)the expiration of ten (10) years from the Grant Date;

(b)the expiration of six (6) months from the date of termination of Optionee’s Continuous Service if such termination is due to the Disability of the Optionee;

(c)the expiration of six (6) months from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during the thirty day period following termination of Optionee’s Continuous Service pursuant to Section 3(d) below;

(d)the expiration of thirty (30) days from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than Disability or death; provided, however, that if Optionee dies during such thirty (30) day period the provisions of Section 3(c) above shall apply; or

(e)upon the consummation of a “Change in Control” (as defined in the Plan), unless otherwise provided pursuant to Section 11 below.

4.Exercise of Option.  On or after the vesting of any portion of this Option in accordance with Sections 2 or 11 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option that has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(a)a written notice of exercise which identifies this Option Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased), with any partial exercise being deemed to cover first vested Shares and then the earliest vesting installments of unvested Shares;

(b)a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of the Plan);

(c)a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with the provisions of the Plan, provided such arrangements satisfy the requirements of applicable law); and

(d)a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

5.Death of Optionee; No Assignment.  The rights of the Optionee under this Option Agreement may not be assigned or transferred except by will, the laws of descent and distribution or pursuant to a domestic relations order, and may be exercised during the lifetime of the Optionee only by such Optionee.  Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Option Agreement or the Plan shall be void and shall have no effect.  If the Optionee’s Continuous Service terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 hereof, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a “Successor”) shall succeed to the Optionee’s rights and obligations under this Option Agreement.  After the death of the Optionee, only a Successor may exercise this Option.

6.Representations and Warranties of Optionee.

(a)Optionee represents and warrants that this Option is being acquired by Optionee for Optionee’s personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b)Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the “Securities Act”), on the basis of certain exemptions from such registration requirement.  Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer.  Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

(c)Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Option Agreement and in the Plan.

7.Right of First Refusal.

(a)The Shares acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 7, and subject in all cases to compliance with the provisions of Section 6(b) hereof.  Prior to any intended sale, Optionee shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Optionee proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(b)Within thirty (30) days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Optionee specifying the number of Offered Shares that the Company or its nominees elect to purchase.  Within fifteen (15) days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee payment of the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 7, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be.  Payment shall be made on the same terms as set forth in the Offer Notice or, at the election of the Company or its nominees(s), by check or wire transfer of funds.  If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that such sale or other transfer must be consummated within sixty (60) days from the date of the Offer Notice and any proposed sale after such sixty (60) day period may be made only by again complying with the procedures set forth in this Section 7.

(c)The Optionee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 7, provided that the Shares so transferred shall remain subject to the terms and conditions of this Option Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 7.

(d)Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 7, shall hold the Shares subject to the terms and conditions of this Option Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 7.

(e)The rights provided the Company and its nominee(s) under this Section 7 shall terminate upon the closing of the initial public offering of shares of the Company’s Class A Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

8.Company’s Repurchase Right.

(a)The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) any or all of the Shares acquired pursuant to the exercise of this Option in the event that the Optionee’s Continuous Service should terminate for any reason whatsoever, including without limitation Optionee’s death, Disability, voluntary resignation or termination by the Company with or without Cause.  Upon exercise of the Repurchase Right, the Optionee shall be obligated to sell his or her Shares to the Company, as provided in this Section 8.  The Repurchase Right may be exercised by the Company at any time during the period commencing on the date of termination of Optionee’s Continuous Service and ending ninety (90) days after the last to occur of the following:

(i)the termination of Optionee’s Continuous Service;

(ii)the expiration of Optionee’s right to exercise this Option pursuant to Section 3 hereof; or

(iii)in the event of Optionee’s death, receipt by the Company of notice of the identity and address of Optionee’s Successor (as defined in Section 5 hereof).

(b)The purchase price for Shares repurchased hereunder (the “Repurchase Price”) shall be the Fair Market Value per share of Class A Common Stock (determined in accordance with the Plan) as of the date of termination of Optionee’s Continuous Service.

(c)Written notice of exercise of the Repurchase Right, stating the number of Shares to be repurchased and the Repurchase Price per Share, shall be given by the Company to the Optionee or his or her Successor, as the case may be, during the period specified in Section 8(a) above.

(d)The Repurchase Price shall be payable, at the option of the Company, by cash or check, by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company, or by any combination thereof.  The Repurchase Price shall be paid without interest within thirty (30) days after delivery of the notice of exercise of the Repurchase Right, against delivery by the Optionee or his or her Successor of a certificate or certificates representing the Shares to be repurchased, duly endorsed for transfer to the Company.

(e)The rights provided the Company under this Section 8 shall terminate upon the closing of the initial public offering of shares of the Company’s Class A Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

9.Restrictive Legends.

(a)Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

(b)In addition, all stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER OF THE SHARES, TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAID CORPORATION.  SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”

10.Adjustments Upon Changes in Capital Structure.  In the event that the outstanding shares of Class A Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.  Notwithstanding anything in this Option Agreement to the contrary, as provided in Section 8.3 of the Plan, (a) any adjustments made pursuant to this Section 10 to Options that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to this Section 10 to Options that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Options either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Administrator shall not have the authority to make any adjustments pursuant to this Section 10 to the extent the existence of such authority would cause an Option that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

11.Change in Control.  Unless otherwise determined by the Administrator at the time of a Change in Control (as defined in the Plan), a Change in Control shall have no effect on the Option.

12.Limitation of Company’s Liability for Nonissuance.  The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option.  Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained.

13.No Employment Contract Created.  Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any Affiliated Company.  The right of the Company or any Affiliated Company to terminate at will the Optionee’s employment at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved.

14.Rights as Stockholder.  The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

15.“Market Stand-Off” Agreement.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its managing underwriter.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter.  In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules promulgated by the Financial Industry Regulatory Authority, Inc.  In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  Optionee or transferee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In addition, if reasonably requested by the Company or the representative of the underwriters of Class A Common Stock (or other securities) of the Company, Optionee or transferee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 15.

16.Interpretation.  This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith.  To the extent of any conflict or ambiguity between the terms of the this Option Agreement and the Plan, the terms of the Plan shall govern, and the Administrator shall interpret and construe this Option Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee.  The Administrator shall have the right to amend this Option Agreement should their be any discrepancy, clerical error or other error between the terms approved by the Administrator and the terms set forth herein.

17.Notices.  Any notice, demand or request required or permitted to be given under this Option Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention:  Corporate Secretary, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

18.Governing Law.  The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

19.Severability.  Should any provision or portion of this Option Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Option Agreement shall be unaffected by such holding.

20.Attorneys’ Fees.  If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Option Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

21.Counterparts.  This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

22.California Corporate Securities Law.  The sale of the shares that are the subject of this Option Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended.  The rights of all parties to this Option Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

23.Confidentiality.  Optionee agrees and acknowledges that the terms and conditions of this Option Agreement are confidential and shall not be disclosed to any third party other than the (a) Administrator of the Plan, the Company’s Chief Executive Officer, or the Company’s Chief Financial Officer and (b) Optionee’s professional advisors.

NOTICE OF EXERCISE OF

STOCK OPTION AND INVESTMENT REPRESENTATIONS

Name of Optionee:  _________________

Alphaeon Corporation

17901 Von Karman Ave., Suite 150

Irvine, California 92614

Ladies and Gentlemen:

I hereby exercise my option (the “Option”) to purchase shares of Class A Common Stock (the “Shares”) of Alphaeon Corporation (the “Company”) pursuant to the Stock Option Agreement, dated ___________ ____, 20___, granted to me under the Company’s 2013 Stock Incentive Plan.  The number of Shares that I am purchasing at this time is set forth below, and my check payable to the Company in the amount of the Total Exercise Price is enclosed with this Notice of Exercise:

Number of Shares purchased hereby:
Exercise Price per Share:	$
Total Exercise Price:	$

In connection with the exercise of my Option, I hereby represent to the Company that:

1.          I am acquiring the Shares for my own account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

2.          I understand that the Shares are being issued by the Company without having first registered them under the Securities Act of 1933, as amended (the “Securities Act”), the California Corporate Securities Law of 1968, or the securities laws of any other state, on the basis of certain exemptions from such registration requirements which depend, in part, upon the truth and accuracy of my representations made herein.

3.          Without in any way limiting the representations set forth above, I agree that I will not dispose of any interest in the Shares unless and until (a) I shall have notified the Company of the proposed disposition; (b) I shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration under the Securities Act, and (c) such opinion of counsel shall have been concurred in by the Company’s counsel.

4.          I acknowledge receipt of all information as I deem necessary and appropriate to enable me to evaluate the merits and risks of my investment in the Shares, including information concerning the business and financial condition of the Company, and that I have had the opportunity to discuss such information with, and ask questions of, an officer of the Company.

5.          I am an investor of sufficient sophistication and experience to make an informed investment decision regarding my purchase of the Shares, and I am able to bear the economic risk of an investment in the Shares.

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6.          I recognize that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and further recognize that the Company is under no obligation to register the Shares or to comply with any exemption from such registration.

7.          I understand that Rule 144 under the Securities Act (an exemption under which securities may be sold without registration under the Securities Act) is not presently available.  I understand that the availability of Rule l44 requires, among other things, that I hold the Shares for a minimum period of two years.  I further understand that, in the case of securities to which said Rule is not applicable, compliance with some other exemption under the Securities Act will be required.

Signature

Print Name

Date

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